Exhibit 5.14

[LETTERHEAD OF GUARANTOR’S LOCAL COUNSEL, CROWE & DUNLEVY]

October 21, 2005

REM Oklahoma Community Services, Inc.

c/o National MENTOR, Inc.

313 Congress Street

5th Floor

Boston, Massachusetts 02210

Re:          Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel in the State of Oklahoma to REM Oklahoma Community Services, Inc., an Oklahoma corporation (the “Guarantor”), in connection with the Guarantor’s proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $150,000,000 in aggregate principal amount of 9-5/8% Senior Subordinated Notes due 2012, Series B (the “Exchange Notes”).  The Exchange Notes are to be issued by National MENTOR, Inc., a Delaware corporation (the “Issuer”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about October 21, 2005, under the Securities Act of 1933, as amended (the “Securities Act”).  The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantor (the “Guarantee”), along with other guarantors.  The Exchange Notes and the Guarantee are to be issued pursuant to the Indenture, dated as of November 4, 2004 and the Supplemental Indenture, dated as of September 2, 2005 (collectively, the “Indenture”), among the Issuer, the guarantors set forth therein and U.S. Bank National Association, as Trustee.

Documents Reviewed

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)           Registration Statement;

(b)           Indenture;

(c)           Articles of Incorporation of the Guarantor;

(d)           By-laws of the Guarantor;

(e)           Written Consent of the Board of Directors of the Guarantor with respect to the issuance of the Guarantee;

REM Oklahoma Community Services, Inc.

October 21, 2005

(f)            Certificate of Good Standing with respect to the Guarantor issued by the Oklahoma Secretary of State on October 18, 2005; and

(g)           Officers’ Certificate dated October 18, 2005.

Assumptions

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantor and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor.

As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations set forth in the Officers’ Certificate.

Qualifications

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, receivership, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, including, without limitation, statutes or rules of law which limit the effect of waivers of rights, claims or defenses by a debtor or grantor and statutes or rules of law relating to deficiency judgments, (ii) general principles of equity, including, without limitation, requirements of good faith, fair dealing and reasonableness, concepts of materiality, unconscionable conduct of an enforcing party or impracticability or impossibility of performance, and the possible unavailability of specific performance, injunctive relief or other equitable remedies (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

We are admitted to practice law only in the State of Oklahoma and this opinion is limited to the laws of the State of Oklahoma (statutory or otherwise), but not of any other jurisdiction other than the federal law of the United States.  Furthermore, we express no opinion with respect to the “Blue Sky” laws and regulations of the State of Oklahoma, or any local, county or municipal ordinances, rules or regulations.

Opinion

Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

REM Oklahoma Community Services, Inc.

October 21, 2005

1.             The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma.

2.             The Indenture has been duly authorized, executed and delivered by the Guarantor.  The Indenture is a valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms.

3.             When (i) the Registration Statement has been declared effective; (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and duly delivered to the holders thereof in exchange for the existing 9-5/8% Senior Subordinated Notes due 2012, the Guarantee of the Exchange Notes will be a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

4.             The execution and delivery of the Indenture by the Guarantor and the performance by the Guarantor of its obligations thereunder (including with respect to the Guarantee) do not and will not conflict with or constitute or result in a breach of or default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of (i) the articles of incorporation or bylaws of the Guarantor, or (ii) any statute or governmental rule or regulation of the State of Oklahoma or any agency thereof.

5.             No consent, waiver, approval, authorization or order of any court or governmental authority of the State of Oklahoma or any agency thereof is required for the issuance by the Guarantor of the Guarantee, except such as may be required under the Securities Act or the Securities Exchange Act of 1934, as amended.

Additional Qualifications

We assume no responsibility for and, express no opinion with respect to, the accuracy or completeness of the statements in the Registration Statement and the Indenture.

With respect to the opinion stated in Paragraph 4 and 5, we assume that Guarantor is not subject to any special rules or orders which are not generally applicable to parties participating in transactions of the type contemplated by the Registration Statement and the Indenture.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Oklahoma be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof.

REM Oklahoma Community Services, Inc.

October 21, 2005

We hereby consent to the filing of this opinion with the commission as Exhibit 5.14 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Crowe & Dunlevy
CROWE & DUNLEVY
A Professional Corporation